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                                  EXHIBIT 4.1




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                            URANIUM RESOURCES, INC.
                          DIRECTORS' STOCK OPTION PLAN
              (AS AMENDED AND RESTATED EFFECTIVE AUGUST 10, 1994)

1.       Purpose.  The Uranium Resources, Inc. Directors' Stock Option Plan
         (the "Plan") (as amended and Restated effective August 10, 1994) is intended to provide directors who are not employees of Uranium Resources, Inc., a Delaware corporation ( the "Company"), with additional incentives to improve the Company's performance by increasing the level of stock ownership by such directors, to reinforce such directors' role in enhancing stockholder value, and to provide an additional means of attracting and retaining well-qualified individuals to serve as directors.

2. Administration. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company. The Committee shall consist of not less than two officers of the Company. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. Subject to the provisions of the Plan, the Committee shall have complete powers respecting the Plan, including but not limited to authority to interpret the plan and to prescribe, amend and rescind rules and regulations relating to the Plan. All questions of interpretation and application of the Plan, or pertaining to any Option granted hereunder, shall be final and binding upon all parties.

3. Eligibility. Options shall be granted hereunder only to directors of the Company who are not employees of the Company or any of its subsidiaries (the "Non-Employee Directors").

4. Stock. The stock subject to the options shall be authorized but unissued or reacquired shares of the Company's common stock, $.001 par value per share (the "Common Stock"). The aggregate number of shares that may be issued pursuant to options granted under the Plan shall not exceed One Hundred Fifty Thousand (150,000) shares of Common Stock, subject to adjustment pursuant to Clause 12 hereof. If any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

5. Granting of Options. Options shall be granted under the Plan as follows:

         5.1 Each Non-Employee Director on the date the Plan is adopted shall be granted an option to purchase twenty thousand (20,000) shares;

         5.2 Each Non-Employee Director elected or appointed to the Board for the first time shall be granted an option to purchase twenty thousand (20,000) shares on the date of such election or appointment;

         5.3 Each Non-Employee Director upon his or her re-election at an annual meeting of the Company's stockholders shall be granted an option to purchase one thousand (1,000) shares; and

         5.4 Notwithstanding the preceding clauses, in no event shall any Non-Employee Director be granted options hereunder to purchase, in the aggregate, shares constituting more than five percent (5%) of the total number of shares of Common Stock then issued and outstanding.


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6.       Terms and Conditions of Options.  Each option granted pursuant to the
         Plan shall be evidenced by a stock option agreement (the "Agreement"), in such form and containing such terms and conditions as the Committee from time to time may determine; provided, that each such Agreement shall:

         6.1 state the number of Common Stock, determined in accordance with Clause 5, to which the option pertains;

         6.2 provide the option price shall be equal to the fair market value of the shares of Common Stock on the date of the granting of the option. For purposes of this Clause 6.2, the "fair market value" of a share of Common Stock shall mean:

                          6.2.1 if the Common Stock is reported on any officially recognized U.S. exchange or over the counter market on that date, as follows (a) either the closing price of a share of Common Stock on that date as reported on such exchange or over the counter market, or (b) where last sale trade reporting on the Common Stock is not available, the average of the bid and asked prices of a share of Common Stock on that date as reported on such exchange or over the counter market; or

                          6.2.2 if no shares of Common Stock were traded on any officially recognized U.S. exchange or over the counter market on that date or if, in the discretion of the Board, another means of determining the fair market value of a share of Common Stock at such date shall be necessary in order to comply with or conform to the requirements of any applicable law, governmental regulation or ruling of the Internal Revenue Service or the Securities and Exchange Commission, the Committee may provide for another means for determining fair market value;

         6.3 provide that the option is not transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder, and is exercisable during the optionee's lifetime only by the optionee's attorney-in-fact;

         6.4 state the terms upon which the option shall be exercisable; provided that:

                          6.4.1 the option shall not be exercisable after the expiration of ten (10) years from the date the option is granted; and

                          6.4.2 subject to Clause 12 hereof, the option shall be exercisable only to the extent of shares that have vested in accordance with the following schedule:

              ANNUAL                       PORTION OF SHARES THAT ARE VESTED
          ANNIVERSARY OF                     ON AND AFTER SUCH ANNIVERSARY
           DATE OF GRANT                      AND BEFORE NEXT ANNIVERSARY
           -------------                      ---------------------------
              First                                        25%
              Second                                       50%
              Third                                        75%
              Fourth                                      100%

         6.5 provide that the option shall terminate and be of no further force and effect on the thirtieth (30th) day after the optionee ceases to be a director of the Company, except that if the optionee is removed as a director for cause, the option shall terminate and be of no further force and effect at the time of such removal. The Agreement shall further provide that if an


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                 optionee dies before the expiration of the option, the option shall be exercisable for a period of one year after the date of death by the optionee's heirs or legal representatives to the same extent it was exercisable by the optionee on the date of death.

7. Term of Plan. Subject to the provisions of Clause 13, options shall be granted hereunder as provided in Clause 5 within a period of ten
         (10) years from the date the Plan was adopted; provided, that the Plan shall be submitted to the stockholders of the Company for approval at the next regularly scheduled annual meeting of the Company, and if the holders of a majority of the securities of the Company present or represented and entitled to vote at the meeting fail to approve the Plan, it shall terminate automatically and all options granted hereunder shall terminate and be of further force and effect.

8. Exercise of Options. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the option is to be exercised and the address to which the certificates representing the shares of Common Stock issuable upon the exercise of such option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment by certified check payable to the Company of the option price of such shares of Common Stock. In addition, the Committee may request that there be presented to and filed with it such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased are being acquired for investment and not with a view to their distribution or resale, except such resale as may be in accordance with applicable securities laws, and such resale as may be in accordance with applicable securities laws, and the Company may place a legend to such effect on each certificate evidencing such shares in such form as the Company upon advice of counsel may specify. Also, the Committee may require an additional amount payable in the form stated above equal to any federal, state or local taxes which the Committee, with the advice of legal counsel, deems necessary or appropriate to be withheld in connection with the exercise of an option hereunder. To the extent that shares of Common Stock subject to options granted under the Plan are registered under the Securities Act of 1933, as now in effect or hereinafter amended (the "Securities Act"), any investment representation required by the Committee shall be waived upon the date such registration is effective.

         As promptly as practicable after the receipt by the company of (i) such written notice from the optionee setting forth the number of shares of Common Stock with respect to which such option is to be exercised, (ii) payment of the option exercise price for such shares in the form required by the foregoing provisions of this Clause 8,
         (iii) such evidence of intent to acquire such Common Stock for investment as may be required by the Committee and (iv) an amount equal to any federal, state or local taxes which the Committee deems necessary or appropriate to be withheld incident to the exercise of an option hereunder, the Company shall cause to be delivered to such optionee certificates representing the number of shares of Common Stock with respect to which such option has been so exercised.

9. Requirements of Law. The Company shall not be required to sell or issue any shares of Common Stock under any option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provision of any applicable statute or regulation of any governmental authority. Specifically in connection with the Securities Act, upon exercise of any option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such option is acquiring such shares for investment and not with a view to the distribution or resale thereof and that such shares may otherwise be issued without registration under the Securities Act or state securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any


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         other affirmation action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

10. No Rights as Stockholder. No optionee shall have rights as a stockholder with respect to shares covered by his option until the date of issuance of stock certificate for such shares; and no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

11. Exchange Approval. If required by any exchange on which the Common Stock is listed, the grant of any option hereunder shall be subject to the approval of such exchange and, if such approval is not obtained in a timely manner as set forth in the stock option agreement related thereto, such option shall lapse and be null and void.

12. Changes in the Company's Capital Structure. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or preferred stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving full compensation therefor in money, services or property, the (i) the number, class, and per share price of shares of Common Stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his option in full immediately prior to the event requiring the adjustment; and (ii) the number and class or shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

         After a merger of one or more corporations into the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive (subject to any required action by stockholders) in addition to or in lieu of the number and class of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger if, immediately prior to such merger, such holder of record of the number of shares of Common Stock as to which such option was then exercisable.

         If the Company is merged into or consolidated with another corporation under circumstance where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock receive pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations set forth in or imposed pursuant to Clause 6.4.2 hereof so that all options, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; and (iii) all outstanding options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or


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         sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Clause 6.4.2 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding options.

13. Modification, Termination or Amendment of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to options, suspend or discontinue the Plan in any respect whatsoever. The Board may at any time amend the Plan as it shall deem advisable without further action on the part of the stockholders of the Company; provided, that the Board may not amend the provisions of Clause 5 or Subclause 6.2 more than once every six (6) months other than to comport with the Internal Revenue Code of 1986, as amended or the rules thereunder; and provided further, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment wold: (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirement as to eligibility for participation in the Plan.

14. Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised) in exchange for the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair his rights or obligations under such option.

15. Date of Adoption. The Plan shall be deemed to have been adopted on August 10, 1994, if on or prior to December 31, 1994 it shall have been approved by the holders of a majority of the outstanding shares of Common Stock present, either in person or by proxy, at a duly constituted meeting of the holders of Common Stock.


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    IN WITNESS WHEREOF, this Plan is executed this 10th day of August, 1994.

                                        URANIUM RESOURCES, INC.



                                        /s/ Wallace M. Mays, President
                                        ------------------------------
                                        Wallace M. Mays, President



ATTEST:

/s/ Thomas H. Ehrlich, Secretary
--------------------------------
Thomas H. Ehrlich, Secretary





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